EXHIBIT 99.2

COLONY NORTHSTAR, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

COLONY NORTHSTAR, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On January 10, 2017 (“Merger Closing Date”), through a series of internal reorganization and merger transactions, Colony Capital, Inc. (“Colony”), NorthStar Asset Management Group Inc. (“NSAM”) and NorthStar Realty Finance Corp. (“NRF”) combined in an all-stock merger transaction (the "Merger") to form Colony NorthStar, Inc. ("Colony NorthStar" or the “Company”), the publicly-traded company of the combined organization. On the Merger Closing Date, NSAM redomesticated to Maryland and elected to be treated as a real estate investment trust (“REIT”), followed by the merger of NRF and Colony with and into the redomesticated NSAM, which was renamed Colony NorthStar.
On December 29, 2017, the Company completed the previously announced sale of the Townsend Group (“Townsend”) to Aon plc for $475 million (the “Townsend Disposition”). Net proceeds received by the Company for its approximate 84% ownership interest in Townsend, adjusted for transaction and other expenses, was $379 million.
The following unaudited pro forma condensed consolidated financial statements and notes thereto are based upon the unaudited historical financial condition and results of operations of the Company as of and for the nine months ended September 30, 2017, respectively, and the audited historical results of operations of Colony, NSAM and NRF for the year ended December 31, 2016. The pro forma results of operations have been prepared to give effect to (i) the Merger, (ii) the cancellation of the management agreement between NSAM and NRF, and (iii) the completion of sales initiatives by NRF (collectively, the “Merger Adjustments”). The adjusted results are referred to herein as the “Merger Pro Forma.” For the nine months ended September 30, 2017, the Merger Adjustments reflect the operations of NSAM and NRF for the period from January 1, 2017 to January 10, 2017 (“Pre-Closing Interim Period”). The Merger Pro Forma results are further adjusted to give effect to the Townsend Disposition for the nine months ended September 30, 2017 and for the year ended December 31, 2016.
The unaudited pro forma condensed consolidated balance sheet as of September 30, 2017 is presented as if the Townsend Disposition had been completed on September 30, 2017. The unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2017 and for the year ended December 31, 2016 are presented as if the Merger and related transactions and the Townsend Disposition had been completed on January 1, 2016, the beginning of the earliest period presented.
The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations of the Company had the Merger and the Townsend Disposition been completed as of the beginning of the earliest period presented, nor indicative of future results of operations or future financial position of the Company. The unaudited pro forma condensed consolidated financial statements do not reflect the costs of any integration activities or full benefits that may result from realization of future cost savings from operating efficiencies, revenue or other incremental synergies expected to result from the Merger or the Townsend Disposition.
The unaudited pro forma condensed consolidated financial statements should be read in connection with the historical consolidated financial statements and notes thereto of NSAM, included as Item 8 in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (the “Form 10-K”), and of Colony and NRF, included as Exhibits 99.11 and 99.12, respectively, in the Form 10-K, and the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2017. The unaudited pro forma condensed consolidated financial statements reflect a preliminary purchase price allocation and management’s best estimates based on available information and may be revised as additional information becomes available and as additional analyses are performed upon finalization of acquisition accounting no later than one year following the Merger Closing Date.

COLONY NORTHSTAR, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
September 30, 2017
(In thousands)

	Colony NorthStar As Reported September 30, 2017	Townsend Disposition Adjustments (Note 2)	Colony NorthStar Pro Forma
Assets
Cash and cash equivalents	$877,928	$386,655	$1,264,583
Restricted cash	394,052	—	394,052
Real estate, net	14,354,541	—	14,354,541
Loans receivable, net	3,455,902	—	3,455,902
Investments in unconsolidated ventures	1,572,592	—	1,572,592
Securities, at fair value	408,663	—	408,663
Goodwill	1,828,816	—	1,828,816
Deferred leasing costs and intangible assets, net	932,498	—	932,498
Assets held for sale	1,603,933	(532,800)	1,071,133
Other assets	470,600	—	470,600
Due from affiliates	91,239	—	91,239
Total assets	$25,990,764	$(146,145)	$25,844,619
Liabilities
Debt, net	$10,791,975	$—	$10,791,975
Accrued and other liabilities	1,019,816	7,754	1,027,570
Intangible liabilities, net	206,484	—	206,484
Liabilities related to assets held for sale	328,809	(50,358)	278,451
Due to affiliates	32,384	—	32,384
Dividends and distributions payable	187,145	—	187,145
Preferred stock redemptions payable	322,118	—	322,118
Total liabilities	12,888,731	(42,604)	12,846,127
Commitments and contingencies
Redeemable noncontrolling interests	108,990	(78,949)	30,041
Equity
Stockholders’ equity:
Preferred stock	1,606,996	—	1,606,996
Common stock
Class A	5,479	—	5,479
Class B	7	—	7
Additional paid-in capital	7,947,994	(15,948)	7,932,046
Distributions in excess of earnings	(650,135)	(7,030)	(657,165)
Accumulated other comprehensive income	25,831	(248)	25,583
Total stockholders’ equity	8,936,172	(23,226)	8,912,946
Noncontrolling interests in investment entities	3,627,353	—	3,627,353
Noncontrolling interests in Operating Company	429,518	(1,366)	428,152
Total equity	12,993,043	(24,592)	12,968,451
Total liabilities, redeemable noncontrolling interests and equity	$25,990,764	$(146,145)	$25,844,619

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

COLONY NORTHSTAR, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Nine Months Ended September 30, 2017
(In thousands, except per share data)

	Colony NorthStar As Reported September 30, 2017	Merger Adjustments (Note 3)	Merger Pro Forma	Townsend Disposition Adjustments (Note 2)	Colony NorthStar Pro Forma
Revenues
Property operating income	$1,541,050	$34,657	$1,575,707	$—	$1,575,707
Interest income	333,286	2,679	335,965	—	335,965
Fee income	167,262	4,294	171,556	(42,688)	128,868
Other income	34,792	657	35,449	(1,828)	33,621
Total revenues	2,076,390	42,287	2,118,677	(44,516)	2,074,161
Expenses
Property operating expense	802,072	20,594	822,666	—	822,666
Interest expense	418,592	9,617	428,209	—	428,209
Investment, servicing and commission expense	43,968	1,315	45,283	(2,285)	42,998
Transaction costs	94,416	—	94,416	—	94,416
Depreciation and amortization	453,225	9,464	462,689	(7,026)	455,663
Provision for loan loss	12,907	—	12,907	—	12,907
Impairment loss	45,353	—	45,353	(9,061)	36,292
Compensation expense	257,599	3,689	261,288	(17,751)	243,537
Administrative expenses	82,561	2,253	84,814	(4,495)	80,319
Total expenses	2,210,693	46,932	2,257,625	(40,618)	2,217,007
Other income
Gain on sale of real estate	96,701	—	96,701	—	96,701
Other gain (loss), net	(7,291)	(28,152)	(35,443)	15	(35,428)
Earnings from investments in unconsolidated ventures	253,833	(986)	252,847	(741)	252,106
Income (loss) before income taxes	208,940	(33,783)	175,157	(4,624)	170,533
Income tax benefit (expense)	6,990	(96)	6,894	2,429	9,323
Net income (loss)	215,930	(33,879)	182,051	(2,195)	179,856
Net income (loss) attributable to noncontrolling interests:
Redeemable noncontrolling interests	3,015	115	3,130	(1,938)	1,192
Investment entities	87,765	(1,616)	86,149	—	86,149
Operating Company	1,344	—	1,344	(14)	1,330
Net income (loss) attributable to Colony NorthStar, Inc.	123,806	(32,378)	91,428	(243)	91,185
Preferred stock redemption	4,530	—	4,530	—	4,530
Preferred stock dividends	98,328	—	98,328	—	98,328
Net income (loss) attributable to common stockholders	$20,948	$(32,378)	$(11,430)	$(243)	$(11,673)

Earnings (Loss) per share (Note 4):
Basic	$0.03				$(0.04)
Diluted	$0.03				$(0.04)
Weighted average number of shares (Note 4):
Basic	531,251				531,776
Diluted	531,251				531,776

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

COLONY NORTHSTAR, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Year Ended December 31, 2016
(In thousands, except per share data)

	Historical (Note 1)			Merger Adjustments (Note 3)	Merger Pro Forma	Townsend Disposition Adjustments (Note 2)	Colony NorthStar Pro Forma
	Colony	NSAM	NRF
Revenues
Property operating income	$371,082	$—	$1,798,062	$(310,543)	$1,858,601	$—	$1,858,601
Interest income	385,851	—	144,208	(12,830)	517,229	—	517,229
Fee income	67,731	389,418	—	(186,765)	270,384	(66,188)	204,196
Other income	14,193	9,124	19,727	19,864	62,908	(2,077)	60,831
Total revenues	838,857	398,542	1,961,997	(490,274)	2,709,122	(68,265)	2,640,857
Expenses
Management fee	—	—	186,765	(186,765)	—	—	—
Property operating expense	118,461	—	935,702	(114,181)	939,982	—	939,982
Interest expense	170,083	25,914	474,884	(153,543)	517,338	—	517,338
Investment, servicing and commission expense	23,666	29,428	24,444	(1,543)	75,995	(3,175)	72,820
Transaction costs	40,605	47,440	21,475	(73,496)	36,024	(6,024)	30,000
Depreciation and amortization	171,682	10,020	337,935	37,685	557,322	(7,996)	549,326
Provision for loan loss	35,005	—	10,594	(3,128)	42,471	—	42,471
Impairment loss	11,717	—	79,869	—	91,586	—	91,586
Compensation expense	111,838	159,820	32,508	55,759	359,925	(28,668)	331,257
Administrative expenses	51,699	41,404	18,539	5,583	117,225	(5,719)	111,506
Total expenses	734,756	314,026	2,122,715	(433,629)	2,737,868	(51,582)	2,686,286
Other income
Gain on sale of real estate	73,671	—	92,106	(64,782)	100,995	—	100,995
Other gain (loss), net	18,361	(20,718)	(264,987)	21,907	(245,437)	53	(245,384)
Earnings from investments in unconsolidated ventures	99,375	(5,782)	124,718	(15,286)	203,025	(676)	202,349
Income (loss) before income taxes	295,508	58,016	(208,881)	(114,806)	29,837	(17,306)	12,531
Income tax benefit (expense)	(4,782)	(11,022)	(13,835)	3,898	(25,741)	5,266	(20,475)
Net income (loss)	290,726	46,994	(222,716)	(110,908)	4,096	(12,040)	(7,944)
Net income (loss) attributable to noncontrolling interests:
Redeemable noncontrolling interests	—	4,271	—	—	4,271	(4,271)	—
Investment entities	163,084	—	(4,522)	(26,066)	132,496	—	132,496
Operating Company	12,324	442	(2,904)	(24,756)	(14,894)	(447)	(15,341)
Net income (loss) attributable to Colony NorthStar, Inc.	115,318	42,281	(215,290)	(60,086)	(117,777)	(7,322)	(125,099)
Preferred stock dividends	48,159	—	84,238	—	132,397	—	132,397
Net income (loss) attributable to common stockholders	$67,159	$42,281	$(299,528)	$(60,086)	$(250,174)	$(7,322)	$(257,496)

Earnings (Loss) per share (Note 4):
Basic	$0.58	$0.21	$(1.66)				$(0.49)
Diluted	$0.58	$0.21	$(1.66)				$(0.49)
Weighted average number of shares (Note 4):
Basic	112,235	183,327	180,590				550,061
Diluted	112,235	185,112	182,449				550,061

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

COLONY NORTHSTAR, INC.
NOTES TO PRO FORMA UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
1. Basis of Presentation
The unaudited pro forma condensed consolidated balance sheet as of September 30, 2017 is presented as if the Townsend Disposition had been completed on September 30, 2017. No pro forma adjustments are presented for the Merger as the effects of the Merger are reflected in the historical consolidated balance sheet of the Company as of September 30, 2017. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2017 and for the year ended December 31, 2016 reflect the Merger Adjustments and adjustments related to the Townsend Disposition as if the transactions had been completed on January 1, 2016, the beginning of the earliest period presented. The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X and, in the opinion of management, reflect all necessary adjustments that are: (i) directly attributable to the transactions; (ii) factually supportable; and (iii) with respect to the unaudited pro forma condensed consolidated statement of operations, expected to have a continuing impact on the results of the Company.
Certain amounts in the audited historical consolidated financial statements of Colony, NSAM and NRF for the year ended December 31, 2016 have been reclassified to conform to the post-Merger presentation of the Company in the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2016.
Significant transactions between and among Colony, NSAM and NRF for the Pre-Closing Interim Period and for the year ended December 31, 2016 have been eliminated in the unaudited pro forma condensed consolidated statement of operations.
The Merger was accounted for under the acquisition method for business combinations as a reverse acquisition pursuant to Accounting Standards Codification Topic 805, Business Combinations. In the Merger, NSAM was the legal acquirer while Colony is considered to be the accounting acquirer for financial reporting purposes. The fair values and purchase price allocation for the Merger are subject to adjustments during the measurement period, not to exceed one year from the Merger Closing Date.
2. Townsend Disposition Adjustments
Unaudited Pro Forma Condensed Consolidated Balance Sheet
Townsend Disposition Adjustments to the unaudited pro forma condensed consolidated balance sheet at September 30, 2017 reflect the following:

•	Receipt of cash consideration of $378.9 million at the closing of the Townsend Disposition.

•
Reclassification of $7.4 million from additional paid-in capital to distributions in excess of earnings in connection with the accelerated vesting of Townsend equity awards upon closing of the Townsend Disposition.

•
Adjustments to remove the assets, liabilities, redeemable noncontrolling interests and equity of Townsend, including goodwill of $240.7 million, as well as the corresponding share of the Townsend net assets allocated to noncontrolling interests in Colony NorthStar’s operating partnership (“Operating Company” or “OP”). The redeemable noncontrolling interests were redeemed at $98.9 million, including $20.0 million for the portion of consideration that was allocated to the redeemable noncontrolling interests upon closing, of which $7.8 million was payable at closing. The $20.0 million allocation to redeemable noncontrolling interests was adjusted as a reduction to additional paid-in capital.

Unaudited Pro Forma Condensed Consolidated Statements of Operations
Townsend Disposition Adjustments to the unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2017 and the year ended December 31, 2016 reflect adjustments to exclude the results of operations of Townsend, including amounts allocated to redeemable noncontrolling interests and noncontrolling interests in the Operating Company.

3. Merger Adjustments
Unaudited Pro Forma Condensed Consolidated Statement of Operations for Nine Months Ended September 30, 2017
The following table summarizes the impact of Merger Adjustments to the unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2017, which consist of the following:

•
Results of operations of NSAM and NRF for the Pre-Closing Interim Period, after removing nonrecurring expenses, primarily (i) interest expense related to NSAM and NRF corporate borrowings that were terminated in connection with the Merger as well as amortization of deferred financing costs totaling $29.2 million; and (ii) Merger-related transaction costs incurred by NSAM and NRF upon closing of the Merger totaling $22.4 million;

•	Adjustments to exclude results of operations associated with assets under the NRF Sales Initiatives (refer to discussion in “NRF Sales Initiatives” below); and

•
Adjustments impacting net income for the Pre-Closing Interim Period as a result of fair value adjustments to acquired NSAM and NRF assets and liabilities (refer to “Fair Value Adjustments” below for a description of the nature of these adjustments).

(In thousands)	NSAM and NRF Results in Pre-Closing Interim Period	NRF Sales Initiatives	Fair Value Adjustments	Merger Adjustments
Total revenues	47,796	(5,954)	445	42,287
Net loss	(35,741)	2,560	(698)	(33,879)
Net loss attributable to Colony NorthStar, Inc.	(34,375)	2,560	(563)	(32,378)
Unaudited Pro Forma Condensed Consolidated Statement of Operations for Year Ended December 31, 2016
The following table presents Merger Adjustments to the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2016, which consist of NRF Sales Initiatives, fair value adjustments in connection with the acquired NSAM and NRF assets and liabilities, as well as other Merger related adjustments.

(In thousands)	NRF Sales Initiatives	Fair Value Adjustments	Other Adjustments		Merger Adjustments
Revenues
Property operating income	$(328,360)	$17,817	$—		$(310,543)
Interest income	(15,109)	—	2,279	(1)	(12,830)
Fee income	—	—	(186,765)	(2)	(186,765)
Other income	(7,655)	—	27,519	(3)	19,864
Total revenues	(351,124)	17,817	(156,967)		(490,274)
Expenses
Management fee	—	—	(186,765)	(2)	(186,765)
Property operating expense	(116,267)	2,086	—		(114,181)
Interest expense	(96,337)	(4,049)	(53,157)	(4)	(153,543)
Investment, servicing and commission expense	(1,543)	—	—		(1,543)
Transaction costs	(205)	—	(73,291)	(5)	(73,496)
Depreciation and amortization	(33,739)	71,424	—		37,685
Provision for loan loss	(3,128)	—	—		(3,128)
Compensation expense	—	—	55,759	(6)	55,759
Administrative expenses	—	—	5,583	(7)	5,583
Total expenses	(251,219)	69,461	(251,871)		(433,629)
Other income
Gain on sale of real estate	(64,782)	—	—		(64,782)
Other gain (loss), net	16,805	—	5,102	(8)	21,907
Earnings from investments in unconsolidated ventures	(10,799)	—	(4,487)	(1)	(15,286)
Income (loss) before income taxes	(158,681)	(51,644)	95,519		(114,806)
Income tax benefit (expense)	2,971	—	927	(9)	3,898
Net income (loss)	(155,710)	(51,644)	96,446		(110,908)

Net income (loss) attributable to noncontrolling interests:
Investment entities	(17,924)	(8,142)	—		(26,066)
Operating Company	—	—	(24,756)	(10)	(24,756)
Net income (loss) attributable to Colony NorthStar, Inc.	(137,786)	(43,502)	121,202		(60,086)
NRF Sales Initiatives
In connection with its strategic initiatives, NRF had executed a series of sales initiatives (the "NRF Sales Initiatives") which included: (i) sales of certain real estate assets; (ii) sales of certain limited partnership interests in real estate private equity funds; and (iii) sales and/or accelerated repayments of certain commercial real estate debt and securities investments. Under the merger agreement, NRF was required to use reasonable best efforts to continue certain agreed upon sales initiatives.
Pro forma adjustments for NRF Sales Initiatives eliminates the results of operations associated with assets that were targeted for sale or sold during 2016 or 2017, under the NRF Sales Initiatives.
Fair Value Adjustments
Fair value adjustments reflect:

•	revised amortization of above- and below-market leases based on their respective fair values as a (decrease) increase to property operating income with remaining lease terms of one to 29 years;

•	revised amortization of below-market ground leases in property operating expense based on their individual fair values with remaining lease terms of six to 89 years;

•	elimination of historical amortization of deferred financing costs in interest expense;

•	revised depreciation based on fair value of real estate with useful lives of 30 to 40 years;

•	revised amortization of in place leases and deferred leasing costs based on their respective fair values with remaining lease terms of three to 30 years;

•	amortization of investment management intangible assets over their useful lives ranging from five to 30 years; and

•	share of fair value adjustments to net income attributable to noncontrolling interests in investment entities.
Other Adjustments

(1)
Represent adjustments to eliminate equity in earnings from sale of NSAM’s interest in Island Hospitality Management Inc. in connection with the Merger and to record interest income as it was sold for a note receivable of $28.5 million that matures in January 2027 at a fixed 8% interest rate.

(2) Represents elimination of management fee income and expense between NSAM and NRF, respectively.

(3)	The following table summarizes adjustments to other income:

(In thousands)
Elimination of dividend income NSAM received from its ownership of NRF common stock	$(4,342)
Elimination of loan origination fee from NSAM to NRF	(986)
Gross up of reimbursable expenses incurred by NSAM on behalf of its managed companies (excluding NRF)	32,847
$27,519

(4)	The following table summarizes adjustments to interest expense:

(In thousands)
Eliminate interest expense on NSAM and NRF corporate borrowings terminated in connection with the Merger	$(43,710)
Eliminate amortization of deferred financing costs	(9,447)
$(53,157)
(5) Represents elimination of Merger-related transaction costs.

(6)	The following table summarizes adjustments to compensation expense:

(In thousands)
Gross up of reimbursable expense incurred by NSAM on behalf of its managed companies (excluding NRF)	$26,278
Cash compensation (i)	(33,829)
Equity-based compensation expense (i) (ii)	63,310
$55,759
__________
(i) Includes an adjustment to eliminate cash and equity-based compensation related to arrangements entered into by the NSAM executive officers in connection with the Merger, who agreed to a nominal annual salary of $1 for one year after the Merger Closing Date.
(ii) Includes the amortization of $120.0 million of replacement equity awards issued to NSAM executives in connection with the Merger. The amount was determined using the closing price of Colony class A common stock on the grant date of January 10, 2017, adjusted for the exchange ratio, or $14.68 per share, for the 8.2 million restricted shares and Long Term Incentive Plan (“LTIP”) units issued in connection with the Merger.

(7)	Represents gross up of reimbursable expense incurred by NSAM on behalf of its managed companies (excluding NRF) of $6,569,000, less elimination of loan origination fees from NSAM to NRF of $986,000.

(8)	Represents elimination of historical unrealized fair value losses related to NSAM’s ownership of NRF common stock.

(9)	Represents the income tax effect of pro forma adjustments related to the Merger, calculated using an estimated 40% effective income tax rate on assets held in taxable REIT subsidiaries.

(10)	The following table summarizes adjustments to noncontrolling interests in the Operating Company:

(In thousands)
Allocation to noncontrolling interests in the Operating Company based on pro forma ownership of 5.8%	$(27,660)
Elimination of noncontrolling interests in NRF operating partnership (i)	2,904
$(24,756)
__________

(i)	In connection with the Merger, NRF LP merged with NRF, converting noncontrolling LTIP unit interests into common stock.
4. Pro Forma Shares Outstanding and Earnings Per Share
Pro Forma Shares Outstanding
The following tables present pro forma basic and diluted weighted average shares outstanding:
Nine Months Ended September 30, 2017

(In thousands)	Pro Forma for the Nine Months Ended September 30, 2017
Historical weighted average shares—basic	531,251
Townsend restricted shares(i)	525
Pro forma weighted average shares of Colony NorthStar common stock—basic and diluted(iv)	531,776
Year Ended December 31, 2016

(In thousands, except for exchange ratios)	Colony	NSAM	NRF	Pro Forma for the Year Ended December 31, 2016
Historical weighted average shares—basic	112,235	183,327	180,590
NSAM executive officers equity-based awards vested upon the Merger and converted into common stock, net(ii)	—	2,993	837
NRF LTIP units converted to common stock(iii)	—	—	1,855
Shares of NRF common stock owned by NSAM canceled upon the Merger	—	—	(2,700)
Townsend restricted shares(i)	—	603	—
Adjusted basic weighted average shares of common stock prior to the Merger	112,235	186,923	180,582
Exchange ratio	1.4663	1.0000	1.0996
Pro forma weighted average shares of Colony NorthStar common stock—basic and diluted(iv)	164,570	186,923	198,568	550,061

__________

(i)
Represents adjustment for unvested Townsend restricted stock awards that would have vested upon closing of the Townsend Disposition, which is assumed to have occurred on January 1, 2016, and converted into Class A common stock.

(ii)
Represents an adjustment related to NSAM and NRF executive equity-based awards that vested upon the Merger and converted into class A common stock, net of forfeitures, estimated shares withheld for tax and adjustments due to timing. The adjustment assumes such awards converted to common stock on January 1, 2016, the beginning of the earliest period presented. The adjustment related to NSAM includes 3.0 million executive equity-based shares (10.6 million shares issued net of 4.0 million shares forfeited and 3.7 million shares retired upon vesting for tax withholding) and 0.1 million shares due to timing. The adjustment related to NRF includes 0.8 million executive equity-based shares (2.9 million issued net of 1.1 million shares forfeited and 1.0 million shares retired upon vesting for tax withholding) and an immaterial amount due to timing.

(iii)	In connection with the Merger, NRF LP merged into NRF resulting in existing LTIP units converted into common stock.

(iv)
Excluded from the calculation of diluted loss per share are the effects of convertible senior notes and RSUs as they would be antidilutive. Also excluded from the calculation are the effects of redemption of OP units and LTIP units outstanding or issued in connection with the Merger which may be redeemed for Class A common shares currently or upon vesting. Since they are redeemable on a one-for-one basis, they are not dilutive to the calculation of earnings per share.

Pro Forma Loss Per Share
The following table presents pro forma basic and diluted loss per share after giving effect to the pro forma adjustments to the unaudited consolidated statement of operations:

(In thousands, except for per share data)	Nine Months Ended September 30, 2017	Year Ended December 31, 2016
Numerator:
Net loss attributable to common stockholders	$(11,673)	$(257,496)
Net income allocated to participating securities(i)	(7,052)	(10,446)
Net loss allocated to common stockholders—basic and diluted	$(18,725)	$(267,942)
Denominator:
Weighted average number of shares outstanding—basic and diluted	531,776	550,061
Earnings (loss) per share:
Net loss attributable to common stockholders per share—basic and diluted	$(0.04)	$(0.49)
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(i)
Represents the total amount of nonforfeitable dividend participation allocated to participating securities, which include unvested restricted stock and LTIPs, using an assumed annualized dividend rate of $1.08 per share for the year ended December 31, 2016 and actual divided rate of $0.78 for the nine months ended September 30, 2017.